                                                                    EXHIBIT 3.13


                           ARTICLES OF INCORPORATION
                                      OF
                           BELLOWS GOLF GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, and for such purpose hereby adopt Articles of Incorporation as follows:

                                   ARTICLE I

     The name of the corporation shall be: Bellows Golf Group, Inc.

                                  ARTICLE II

     A. The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

     B. The corporation initially intends to engage in business to own, operate and manage golf course properties and to provide affiliated services.

                                  ARTICLE III

     The corporation shall have authority to issue 100,000 shares of common stock, no par value per share.

                                  ARTICLE IV

     The holders from time to time of the common stock of the corporation shall have pre-emptive rights as to the common stock then or thereafter authorized to be issued, including treasury stock. The holders of the common stock of the corporation shall also have pre-emptive rights as to any new or existing classes of stock that may be authorized by amendment to the Articles of Incorporation increasing authorized capital and thereafter authorized by the Board of Directors to be issued. No resolution of the Board of Directors authorizing the issuance of stock to which pre-emptive rights shall attach may require such rights to be exercised within less than sixty (60) days.

                                   ARTICLE V

     The name and address of the initial statutory agent of the corporation is:
James F. Polese; Polese, Hiner & Nolan, 3003 North Central, Suite 1900, Phoenix, Arizona 85012.

                                  ARTICLE VI

     The known place of business of the corporation shall be located at 5456 E. Kings Avenue, Scottsdale, Arizona 85254.

     The initial Board of Directors shall consist of two directors. The persons who are to serve as directors until the first annual meeting of shareholders or until a successor is elected and qualified are:


                               James A. Bellows
                             5456 E. Kings Avenue
                           Scottsdale, Arizona 85254

                               James A. Husband
                            15821 Ventura Blvd. #665
                           Encino, California 91436

     The number of directors to serve on the Board of Directors shall be fixed by the shareholders at the annual meeting or any special meeting called for that purpose, except that the Board of Directors shall always consist of not fewer than two (2) persons nor more than ten (10) persons.

     No director who has submitted his or her resignation from the Board of Directors effective at a future time shall be permitted to vote upon the filling of a vacancy or vacancies on the Board of Directors, including the vacancy to be created by his or her resignation.

                                  ARTICLE VII

      The incorporators of the corporation are:

                               James A. Bellows
                             5456 E. Kings Avenue
                           Scottsdale, Arizona 85254

                               James A. Husband
                           15821 Ventura Blvd. #665
                           Encino, California 91436

All powers, duties, and responsibilities of the incorporators shall cease immediately following the adoption of the initial Bylaws of the corporation.

                                 ARTICLE VIII

     Subject to the further provisions hereof, the corporation shall indemnity any and all of its existing and former directors and officers against all expenses incurred by them and each of them, including, but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise which may arise or be incurred, rendered or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director and officer of the corporation, whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person. Whenever any existing or former director or officer shall report to the President of the corporation or the Chairman of the Board of Directors that he or she has incurred or may incur expenses, including, but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director or officer of the corporation, the Board of Directors shall, at its next regular meeting or at a special meeting held within a reasonable time thereafter, determine in good faith whether in regard to the matter involved in the action or contemplated action such person acted, failed to act, or refused to act willfully or with gross negligence, or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, failed to act, or refused to act willfully or with gross negligence, or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein. The corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing to defend him or her in the action.

                                  ARTICLE IX

     The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in shares of any other class.

                                   ARTICLE X

     The Board of Directors of the corporation may, from time to time, cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned capital surplus of the corporation.

                                  ARTICLE XI

     This Corporation may create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from this Corporation shares of any class or classes, and such rights or options may be issued to directors, officers or employees as such of this Corporation or any affiliate thereof, whether or not such rights or options are issued to shareholders generally by resolution of the Board of Directors or this Corporation without the approval or ratification of shareholders.

     IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands this 7th day of March, 1990.


                                         /s/ James A. Bellows
                                         ------------------------------
                                         James A. Bellows



                                         /s/ James A. Husband
                                         ------------------------------
                                         James A. Husband

STATE OF ARIZONA     )
                     ) ss.
County of Maricopa   )

     On this, the 7th day of March, 1990, before me, the undersigned notary public, personally appeared James A. Bellows and James A. Husband, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged that they executed the same for the purposes therein set forth.

       WITNESS my hand and official seal.


                                                /s/
                                               ------------------------------
                                               Notary Public

My Commission Expires:
May 21, 1990

                           ARTICLES OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                      OF
                           BELLOWS GOLF GROUP, INC.


     Pursuant to the provisions of the Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment which amend Article III of the Articles of Incorporation.

     1.   The name of the corporation is BELLOWS GOLF GROUP, INC.

     2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 7th day of August, 1990.

     2.1. Article III is hereby revoked in its entirety and in lieu thereof, the following is inserted as Article III:

                                  "ARTICLE III

     The corporation shall have authority to issue only 1,000 shares of common stock, no par value per share, all of which 1,000 shares have been duly issued and are currently outstanding. No other stock (of any type or class), stock options, stock warrants, treasury stock or other equity interests of the corporation, including but not limited to bonds, debentures or other securities that may be convertible into or exchangeable for stock of the corporation, are either outstanding or are authorized to be issued."

     2.2. Articles IV, IX and XI are hereby revoked in their entirety.

     3. The number of shares of the corporation outstanding at the time of such adoption was 1,000 shares; and the number of shares entitled to vote thereon was 1,000 shares.

     4. The number of shares voting for such amendment was 1,000 shares; and the number of shares voting against such amendment was zero (0).

     DATED this 7th day of August, 1990.


Attest:                                       BELLOWS GOLF GROUP, INC.

/s/ James A. Husband                          /s/ James A. Bellows
- -------------------------------               -------------------------------
James A. Husband, Secretary                   James A. Bellows, President


Articles of Amendment - Arizona
- -------------------------------
                                                                          Page 1